Exhibit 99.1

Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300
Santa Ana, CA 92705

714.667.8252 main
714.667.6860 fax
www.grubb-ellis.com
news release
for immediate release

Contact:	Janice McDill
Phone:	312.698.6707
Email:	janice.mcdill@grubb-ellis.com
Grubb & Ellis Company Reports Preliminary Results for Fourth Quarter 2009;
Updates Fiscal Year 2010 Outlook
Earnings conference call scheduled for Feb. 18, 2010
SANTA ANA, Calif., (Feb. 11, 2010) — Grubb & Ellis Company (NYSE: GBE), a leading real estate services and investment firm, today announced unaudited preliminary results for the fourth quarter of 2009 and updated expectations for fiscal year 2010. For the fourth quarter of 2009, the company expects to report revenue of approximately $147 million and adjusted EBITDA of approximately $1.0 million. The company’s previous guidance had anticipated revenue of $149 million to $161 million and adjusted EBITDA of $6 million to $10 million. (1)
“Although we are beginning to see early signs of a recovery and an improvement in market sentiment and business confidence, these trends did not translate into the higher transaction volume we historically have experienced in the fourth quarter,” said Richard W. Pehlke, executive vice president and chief financial officer of Grubb & Ellis.
Overall revenue and adjusted EBITDA were positively impacted by better than anticipated results in the Management Services and Investment Management segments. Those results were offset by lower than expected revenue in Transaction Services due to reduced transaction activity, higher direct costs and the deferral of transactions that the company anticipated closing late in the quarter, which resulted in the fourth quarter 2009 shortfall.
Given the company’s current market expectations and following a detailed review of its three main business segments, the company has reset its outlook for 2010. The company now anticipates 2010 total revenue of $550 million to $575 million and adjusted EBITDA of $10 million to $15 million. The company expects to return to profitability in 2010 as its recruiting efforts mature and cost containment efforts are fully realized. The company is targeting further reductions in operating expenses of 12 to 14 percent on an annualized basis.
The company stated that it continues to expect a 25 to 30 percent increase in 2010 investment sales activity over 2009 levels, and a 10 to 15 percent increase in leasing activity over the prior year. The company’s original guidance was based on stronger financial performance for 2009.
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2/11/10
Grubb & Ellis Company Reports Preliminary Results for Fourth Quarter 2009;
Updates Fiscal Year 2010 Outlook
“Having reviewed all the company’s operations, Grubb & Ellis has a very solid foundation from which to build, and I am optimistic about the company’s long-term growth potential,” said Thomas P. D’Arcy, president and chief executive officer of Grubb & Ellis. “Our recent recapitalization, which generated gross proceeds of $96 million and net proceeds of $40 million after repayment of debt and expenses, considerably strengthened our financial position and the company today is essentially debt-free. When combined with our key strategic hires, broad market presence and strong client relationships, Grubb & Ellis is well positioned to capitalize on the opportunities that will present themselves as the market recovers.”
D’Arcy added, “During the year we will continue to invest in our business to drive revenue, expand our service offerings and improve our overall service quality. At the same time, we will realign our cost structure to more closely match resources to the drivers of our revenue in order to make our company lean, profitable and cost competitive. We look forward to discussing these initiatives and the company’s growth opportunities in greater detail on our fourth quarter earnings call.”
(1) Revenue excludes approximately $4.0 million of revenue from wholly owned properties held for investment.
Adjusted EBITDA is a non-GAAP financial measure which excludes the impact of non-cash items such as charges related to sponsored programs, real estate-related impairment and stock-based compensation.
Conference Call & Webcast
The company will release its fourth quarter earnings before the market opens on Thursday, Feb. 18, 2010. Management will host a conference call at 10:30 a.m. Eastern Time to review the results. A live webcast will be accessible through the Investor Relations section of the company’s Web site at http://www.grubb-ellis.com. The direct dial-in number for the conference call is 1.800.706.7749 for domestic callers and 1.617.614.3474 for international callers. The conference call ID number is 81705538. An audio replay will be available beginning at 1:30 p.m. ET on Thursday, Feb. 18 until 7 p.m. ET on Thursday, Feb. 25 and can be accessed by dialing 1.888.286.8010 for domestic callers and 1.617.801.6888 for international callers and entering conference call ID 41102092. In addition, the conference call audio will be archived on the company’s Web site following the call.
About Grubb & Ellis Company
Named to The Global Outsourcing 100™ in 2009 by the International Association of Outsourcing Professionals™, Grubb & Ellis Company (NYSE: GBE) is one of the largest and most respected commercial real estate services and investment companies in the world. Our 6,000 professionals in more than 130 company-owned and affiliate offices draw from a unique platform of real estate services, practice groups and investment products to deliver comprehensive, integrated solutions to real estate owners, tenants and investors. The firm’s transaction, management, consulting and investment services are supported by highly regarded proprietary market research and extensive local expertise. Through its investment subsidiaries, the company is a leading sponsor of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including public non-traded real estate investment trusts (REITs), mutual funds and other real estate investment funds. For more information, visit www.grubb-ellis.com.
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300          Santa Ana, CA 92705          714.667.8252     714.667.6860 fax

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02/xx/10
Grubb & Ellis Company Reports Preliminary Results for Fourth Quarter 2009;
Updates Fiscal Year 2010 Outlook
Forward-Looking Statement
Certain statements included in this press release may constitute forward-looking statements regarding, among other things, the ability of future revenue growth, market trends, new business opportunities and investment programs, results of operations, changes in expense levels and profitability and effects on the company of changes in the real estate markets. These statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Such factors which could adversely affect the company’s ability to obtain these results include, among other things: (i) a continued or further slowdown in the volume and the decline in transaction values of sales and leasing transactions; (ii) the continuing general economic downturn and recessionary pressures on businesses in general; (iii) a prolonged and pronounced recession and continued decline in real estate markets and values; (iv) the unavailability of credit to finance real estate transactions; (v) the ability of the company to return to compliance with the NYSE’s continued listing standards; (vi) the success of current and new investment programs; (vii) the success of new initiatives and investments; (viii) the inability to attain expected levels of revenue, performance, brand equity and expense reductions in the current macroeconomic and credit environment and (ix) other factors described in the company’s annual report on Form 10-K/A for the fiscal year ending December 31, 2008, Form 10-Q for the three-month periods ending March 31, 2009, June 30, 2009 and September 30, 2009 and in other current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”). The company does not undertake any obligation to update forward-looking statements.
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300          Santa Ana, CA 92705          714.667.8252     714.667.6860 fax